EXECUTION VERSION

INCREMENTAL ASSUMPTION AGREEMENT dated as of October 7, 2016 (this “Incremental Assumption Agreement” or “Agreement”), related to the Fourth Amended and Restated Credit Agreement dated as of August 5, 2016 (as amended, supplemented or modified from time to time, the “Fourth Amended and Restated Credit Agreement”), by and among Reynolds Group Holdings Inc. (“RGHI”), Reynolds Consumer Products Holdings LLC, Pactiv LLC, Evergreen Packaging Inc., Reynolds Consumer Products LLC, Closure Systems International Inc., Graham Packaging Company Inc., Closure Systems International Holdings LLC, Beverage Packaging Holdings (Luxembourg) III S.à r.l., Closure Systems International B.V., Reynolds Group Holdings Limited (“Holdings”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto and Credit Suisse AG, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
A.Holdings and the U.S. Borrowers have requested that the Persons set forth on Schedule I hereto (the “Incremental U.S. Term Lenders”) commit to make Incremental Term Loans to the U.S. Borrowers in the form of additional U.S. Term Loans in an aggregate principal amount not in excess of $1,350,000,000 (the “Incremental U.S. Term Loans”). The proceeds of the Incremental U.S. Term Loans, together with funds otherwise available to Holdings and its Subsidiaries, will be used to repurchase or otherwise redeem, in whole or in part, certain Senior Unsecured Notes and Senior Secured Notes, and may also be used to pay all accrued interest thereon and other amounts, if any, payable with respect thereto and fees and expenses in connection with the foregoing.
B.The Incremental U.S. Term Lenders are willing to make the Incremental U.S. Term Loans to the U.S. Borrowers on the terms set forth herein and in the Fourth Amended and Restated Credit Agreement and subject to the conditions set forth herein.
C.The borrowing of the Incremental U.S. Term Loans and the application of the proceeds thereof, the execution, delivery and performance by the Loan Parties of this Agreement, and the payment of fees and expenses incurred in connection with the foregoing are collectively referred to herein as the “2016 Incremental Term Loan Transactions”.
D.Capitalized terms used but not defined herein shall have the meanings assigned to them in the Fourth Amended and Restated Credit Agreement.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms; Interpretation; Etc. The rules of construction set forth in Section 1.02 of the Fourth Amended and Restated Credit Agreement shall apply mutatis mutandis to this Incremental Assumption Agreement. This Incremental Assumption Agreement shall be a “Loan Document” and an “Incremental Assumption Agreement” for all purposes of the Fourth Amended and Restated Credit Agreement and the other Loan Documents.
SECTION 2. Incremental U.S. Term Loans. (a) Each Incremental U.S. Term Lender agrees, severally and not jointly, to make, on the Effective Date (as defined below), an Incremental U.S. Term Loan to the U.S. Borrowers in Dollars and in a principal amount not to exceed the amount set forth next to such Incremental U.S. Term Lender’s name on Schedule I (the “Incremental U.S. Term Loan Commitments”).
(a) The Incremental U.S. Term Loan Commitments of each Incremental U.S. Term Lender shall automatically terminate upon the making of the Incremental U.S. Term Loan by such Incremental U.S. Term Lender on the Effective Date.
(b) Unless the context shall otherwise require, (i) the Incremental U.S. Term Loans shall constitute “U.S. Term Loans”, “Incremental Term Loans”, “Term Loans” and “Loans”, and (ii) the Incremental U.S. Term Lenders shall constitute “U.S. Term Lenders”, “Incremental Term Lenders” and “Lenders”, in each case for all purposes of the Fourth Amended and Restated Credit Agreement and the other Loan Documents.
(c) The proceeds of the Incremental U.S. Term Loans are to be used solely for the purposes set forth in Recital A of this Incremental Assumption Agreement.
(d) The Incremental U.S. Term Loans shall be allocated among and included in each Borrowing of U.S. Term Loans outstanding on the Effective Date on a pro rata basis (it being understood that interest shall only accrue on the Incremental U.S. Term Loans beginning on the Effective Date).
SECTION 3. Amendments to Credit Agreement. (b) Section 1.01 of the Fourth Amended and Restated Credit Agreement is hereby amended by adding the following defined terms in appropriate alphabetical order:
“2016 Incremental U.S. Term Loans” shall mean the Incremental Term Loans made pursuant to the First Incremental Assumption Agreement.
“2016 Incremental Term Loan Effective Date” shall mean October 7, 2016, which was the “Effective Date” under and as defined in the First Incremental Assumption Agreement”.
“First Incremental Assumption Agreement” shall mean the Incremental Assumption Agreement dated as of October 7, 2016, relating to this Agreement.
(c)     Section 2.11(a) of the Fourth Amended and Restated Credit Agreement is hereby amended by replacing the words “aggregate principal amount of the U.S. Term Loans outstanding on the 2016 Restatement Date” with the words “sum of (x) the aggregate principal amount of the U.S. Term Loans made on the 2016 Restatement Date and (y) the aggregate principal amount of 2016 Incremental U.S. Term Loans made on the 2016 Incremental Term Loan Effective Date”.
SECTION 4. Conditions Precedent to Borrowing of Incremental U.S. Term Loans and Effectiveness of Agreement. The effectiveness of this Incremental Assumption Agreement and the obligations of the Incremental U.S. Term Lenders to make the Incremental U.S. Term Loans hereunder shall be subject to the satisfaction of the following conditions precedent (the date (which must be a Business Day) on which such conditions precedent are satisfied or waived and the Incremental U.S. Term Loans are funded being referred to herein as the “Effective Date”):
(d)     The Administrative Agent shall have received a Borrowing Request with respect to the Incremental U.S. Term Loans (which Borrowing Request may be given at any time prior to 10:00 a.m., New York City time, on the Business Day immediately prior to the Effective Date).
(e)     The Administrative Agent shall have received counterparts of this Incremental Assumption Agreement that, when taken together, bear the signatures of (i) each Loan Party, (ii) the Administrative Agent and (iii) each Incremental U.S. Term Lender.
(f)     Subject to the Agreed Security Principles, on the Effective Date, each of the conditions set forth in paragraphs (b) and (c) of Section 4.01 of the Fourth Amended and Restated Credit Agreement shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Holdings; provided that, for purposes of determining the satisfaction of the condition set forth in paragraph (b) of Section 4.01 of the Fourth Amended and Restated Credit Agreement, each reference in the representation set forth in Section 3.22 of the Fourth Amended and Restated Credit Agreement to the 2016 Restatement Transactions and the 2016 Restatement Date shall be deemed to be a reference to the 2016 Incremental Term Loan Transactions and the Effective Date, respectively.
(g)     Subject to the Agreed Security Principles, the Administrative Agent shall have received legal opinions, corporate authorizations and closing certificates (similar in type to those described in clauses (i), (ii), (iii) and (iv) of Section 4.02(c) of the Original Credit Agreement) reasonably requested by the Administrative Agent for each Loan Party.
(h)     The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date (including pursuant to Section 6 hereof) and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.
(a)      The Collateral Agents and each Loan Party shall have executed and delivered to the Administrative Agent a reaffirmation agreement (the “Reaffirmation Agreement”), substantially in the form attached hereto as Exhibit A, and other amendments, supplements and confirmations of existing Loan Documents reasonably requested by the Administrative Agent (it being understood that the documentation required to be delivered shall, in any event, be no more onerous to Holdings and the Subsidiaries than the documentation required to be delivered on the 2016 Restatement Date), in each case subject to the Agreed Security Principles and with any modifications necessary to reflect the 2016 Incremental Term Loan Transactions and such other modifications that are reasonably satisfactory to Holdings and the Administrative Agent.
SECTION 2.     Representations and Warranties. To induce the other parties hereto to enter into this Incremental Assumption Agreement, each Loan Party party hereto represents and warrants to the Administrative Agent and each of the Lenders (including the Incremental U.S. Term Lenders), with respect to itself, that, as of the Effective Date, this Incremental Assumption Agreement has been duly authorized, executed and delivered by such Loan Party and, subject to the Legal Reservations, constitutes a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.
SECTION 3.     Fees. The U.S. Borrowers agree to pay to the Administrative Agent, on the Effective Date, for the account of each Incremental U.S. Term Lender, a fee (the “Term Loan Upfront Fees”) in an amount equal to 0.125% of the aggregate principal amount of the Incremental U.S. Term Loans of such Incremental U.S. Term Lender on the Effective Date (which Term Loan Upfront Fees may be paid in the form of original issue discount (it being understood and agreed that the U.S. Borrowers shall be obligated to repay 100% of the principal amount of the Incremental U.S. Term Loans and that interest shall accrue on 100% of the principal amount of the Incremental U.S. Term Loans, in each case as provided in the Fourth Amended and Restated Credit Agreement)).
The Term Loan Upfront Fees shall (except as provided above) be payable in immediately available funds in Dollars and, once paid, shall not be refundable under any circumstances.
SECTION 4.     Effect of Agreement. Except as expressly set forth herein, this Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agents under the Fourth Amended and Restated Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Fourth Amended and Restated Credit Agreement or any other Loan Document, all of which shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Fourth Amended and Restated Credit Agreement or any other Loan Document in similar or different circumstances. After the date hereof, any reference in any Loan Document to the Fourth Amended and Restated Credit Agreement shall be deemed to refer without further amendment to the Fourth Amended and Restated Credit Agreement as modified hereby.
SECTION 5.     Consent. Each Loan Party hereby consents to this Incremental Assumption Agreement and the transactions contemplated hereby. Each party hereto agrees that the notice requirement of Section 2.23(a)(iv) has been satisfied.
SECTION 6.     Post-Effective Matters. Within the time periods set forth in Schedule II or such later date as may be agreed by the Administrative Agent in its sole discretion, the Loan Parties identified on Schedule II shall enter into, subject to the Agreed Security Principles, all agreements and do all things required to be entered into and done by them as set forth in Schedule II, with each such required agreement to be in form and substance reasonably satisfactory to the Administrative Agent.
SECTION 7.     Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Fourth Amended and Restated Credit Agreement.
SECTION 8.     Counterparts. This Incremental Assumption Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Incremental Assumption Agreement by facsimile or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 9.     Applicable Law. THIS INCREMENTAL ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 10.     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INCREMENTAL ASSUMPTION AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS INCREMENTAL ASSUMPTION AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.
SECTION 11.     Jurisdiction; Consent to Service of Process. SECTION 12. Each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York state court or Federal court of the United States of America sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Incremental Assumption Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Incremental Assumption Agreement shall affect any right that the Administrative Agent, the Collateral Agents or any Lender may otherwise have to bring any action or proceeding relating to this Incremental Assumption Agreement against any Borrower, Holdings or their respective properties in the courts of any jurisdiction.
(a)     Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Incremental Assumption Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b)     Each party to this Incremental Assumption Agreement irrevocably, to the extent permitted under applicable law, consents to service of process in the manner provided for notices in Section 9.01 of the Fourth Amended and Restated Credit Agreement. Nothing in this Incremental Assumption Agreement will affect the right of any party to this Incremental Assumption Agreement to serve process in any other manner permitted by law.
(c)     Each Loan Party hereby irrevocably designates and appoints RGHI as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Incremental Assumption Agreement that may be instituted by the Administrative Agent, any Collateral Agent or any Lender in any Federal or state court in the State of New York. Each Loan Party hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to RGHI, with written notice of said service to such Loan Party at the address set forth in Section 9.01 of the Fourth Amended and Restated Credit Agreement shall be effective service of process for any action, suit or proceeding brought in any such court.
SECTION 13.     Headings. The headings of this Incremental Assumption Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REYNOLDS GROUP HOLDINGS INC.
By:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

Canada

EVERGREEN PACKAGING CANADA LIMITED
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

PACTIV CANADA INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

REYNOLDS CONSUMER PRODUCTS CANADA INC.
By
/s/ Joseph E. Doyle
Name: Joseph E. Doyle
Title: Assistant Secretary

Luxembourg

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.592

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) II S.A, a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.914

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

Luxembourg

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) III S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 128.135 and having a share capital of EUR 404,969,325

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) IV S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 165957 and having a share capital of EUR 12,500

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

Luxembourg

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) V S.À., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173,603

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) VI S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 173,602 and with a share capital of EUR 55,012,500

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory
Luxembourg

EVERGREEN PACKAGING (LUXEMBOURG) S.À R.L., a private limited liability company (société à responsabilité limitée) with registered office at 6c, rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 152.662 and having a share capital of EUR 12,500

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

REYNOLDS GROUP ISSUER (LUXEMBOURG) S.A., a public limited liability company (société anonyme) with registered office at 6C rue Gabriel Lippmann, L-5365 Munsbach, Grand-Duchy of Luxembourg, registered with the Luxembourg register of commerce and companies under number B 148.957

By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

The Netherlands

CLOSURE SYSTEMS INTERNATIONAL B.V.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

EVERGREEN PACKAGING INTERNATIONAL B.V.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

REYNOLDS PACKAGING INTERNATIONAL B.V.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory
New Zealand

BEVERAGE PACKAGING (NEW ZEALAND) LIMITED
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

and witnessed by
/s/Amelia Reedy
Name: Amelia Reedy
Address:
Occupation:

REYNOLDS GROUP HOLDINGS LIMITED
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Authorised Signatory

and witnessed by
/s/Amelia Reedy
Name: Amelia Reedy
Address:
Occupation:

United States

BAKERS CHOICE PRODUCTS, INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

BCP/GRAHAM HOLDINGS L.L.C.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

BEVERAGE PACKAGING HOLDINGS II ISSUER INC
By
/s/ Carl John Getz
Name: Carl John Getz
Title: Secretary and Vice President

BLUE RIDGE HOLDING CORP.
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

BRPP, LLC. BY: BLUE RIDGE PAPER PRODUCTS INC., AS MANAGER OF BRPP, LLC
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

United States

BLUE RIDGE PAPER PRODUCTS INC.
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

CLOSURE SYSTEMS INTERNATIONAL AMERICAS, INC.
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS LLC
By:
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

CLOSURE SYSTEMS INTERNATIONAL INC.
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

CLOSURE SYSTEMS INTERNATIONAL PACKAGING MACHINERY, INC.
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Vice President and Secretary

United States

CLOSURE SYSTEMS MEXICO HOLDINGS LLC
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

CSI MEXICO LLC
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

CSI SALES & TECHNICAL SERVICES INC.
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

EVERGREEN PACKAGING INC.
By
/s/ John C. Pekar
Name: John C. Pekar
Title: Secretary and Vice President

GPC HOLDINGS LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

United States

GPC OPCO GP LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GPC SUB GP LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING ACQUISITION CORP.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING COMPANY INC.
By
/s/ Mark Lightfoot
Name: Mark Lightfoot
Title: Secretary and Vice President

GRAHAM PACKAGING COMPANY, L.P.
By: GPC OPCO GP L.L.C., its general partner
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

United States

GRAHAM PACKAGING HOLDINGS COMPANY
By: BCP/Graham Holdings L.L.C., its general partner
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PET TECHNOLOGIES INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PLASTIC PRODUCTS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PX COMPANY
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

United States

GRAHAM PACKAGING PX HOLDING CORPORATION
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PX, LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

PACTIV INTERNATIONAL HOLDINGS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

PACTIV LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

PACTIV MANAGEMENT COMPANY LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

United States

PACTIV PACKAGING INC.
By
/s/ Joseph E. Doyle
Name: Joseph E. Doyle
Title: Assistant Secretary

PCA WEST INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Vice President

RENPAC HOLDINGS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

REYNOLDS CONSUMER PRODUCTS HOLDINGS LLC
By:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary and Vice President

REYNOLDS CONSUMER PRODUCTS LLC
By:
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

United States

REYNOLDS GROUP ISSUER INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

REYNOLDS GROUP ISSUER LLC
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

REYNOLDS MANUFACTURING, INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

REYNOLDS PRESTO PRODUCTS INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary

REYNOLDS SERVICES INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Secretary

United States

SOUTHERN PLASTICS, INC.
By
/s/ Tracy Reeves
Name: Tracy Reeves
Title: Secretary and Vice President

TRANS WESTERN POLYMERS, INC.
By
/s/ Helen Dorothy Golding
Name: Helen Dorothy Golding
Title: Assistant Secretary and Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, individually and as Administrative Agent, by
/s/ Robert Hetu
Name: Robert Hetu
Title: Authorized Signatory

by
/s/ Nicholas Goss
Name: Nicholas Goss
Title: Authorized Signatory